Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2009, relating to the financial statements and financial highlights which appears in the December 31, 2008 Annual Report to Shareholders of Batterymarch U.S. Small Capitalization Equity Portfolio, one of the portfolios comprising Legg Mason Charles Street Trust, Inc., which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “The Corporation’s Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Baltimore, Maryland

April 24, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2009, relating to the financial statements and financial highlights which appears in the December 31, 2008 Annual Report to Shareholders of Global Opportunities Bond Fund, one of the portfolios comprising Legg Mason Charles Street Trust, Inc., which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “The Corporation’s Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Baltimore, Maryland

April 24, 2009